UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 20, 2006
Greenville Federal Financial Corporation

(Exact name of registrant as specified in its charter)

United States	000-51668	20-3742295

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

690 Wagner Avenue, Greenville, Ohio	45331

(Address of principal executive offices)	(Zip Code)
937-548-4158

(Registrant’s telephone number, including area code)
No Change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On June 20, 2006, the Boards of Directors of Greenville Federal Financial Corporation (the “Company”), Greenville Federal, the Company’s wholly-owned savings bank subsidiary, and Greenville Federal MHC (the “MHC”), which owns 55% of the outstanding common stock of the Company, approved changes to directors’ fees for service to Greenville Federal and new directors’ fees for service to the Company and the MHC. The following are the fees to be paid commencing on July 1, 2006:
     Greenville Federal MHC:
•	Annual retainer for all directors: $600, to be paid quarterly
     Greenville Federal Financial Corporation:
•	Annual retainer for all directors: $600, to be paid quarterly
•	Audit Committee and Compensation Committee fees: $100 per meeting
•	Annual retainer for each of Chairman of Audit Committee and Chairman of Compensation Committee: $600, to be paid quarterly
     Greenville Federal:
•	Annual retainer for all directors: $12,000, to be paid quarterly
•	Annual retainer for Chairman of the Board: $9,200, to be paid quarterly
•	Per meeting fee for all non-employee directors: $200 per meeting attended
•	Per meeting fee for non-employee Executive Committee members: $100 per meeting attended
•	Special meeting fee for non-employee directors: $100 per special meeting attended
     All of the directors of the Company are also directors of Greenville Federal and the MHC. The members of the Audit Committee are James W. Ward (Chairman), David R. Wolverton and George S. Luce, Jr. The members of the Compensation Committee are David T. Feltman (Chairman), Eunice F. Steinbrecher and Richard J. O’Brien. James W. Ward is Chairman of the Board of Greenville Federal. The non-employee members of the Executive Committee of Greenville Federal are James W. Ward and Eunice F. Steinbrecher. The remaining directors of Greenville Federal may serve as alternates when needed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENVILLE FEDERAL FINANCIAL CORPORATION

Date: June 22, 2006	By:	/s/ David M. Kepler

David M. Kepler President and CEO